UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

(516) 693-5500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 8, 2017. At the Annual Meeting, there were present in person or by proxy 7,979,898 shares of the Company's common stock, representing approximately 58.59% of the total outstanding eligible shares. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting of Stockholders.

1. The election of Class II directors to serve for a term of three years, expiring in 2020.

The following three directors were elected based on the following vote total:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul Cooper	7,593,255	246,316	140,327	-
Louis Sheinker	7,403,745	251,866	324,287	-
Stanley Perla	7,440,072	205,865	333,961	-

2. The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

The shareholders ratified the appointment of BDO USA, LLP based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,684,857	91,537	203,504	-

3. The approval of the Company's 2017 Incentive Award Plan.

The shareholders approved the Incentive Plan based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,615,537	1,006,527	357,834	-

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date: June 13, 2017	By:	/s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer